Exhibit 99.1

**PRESS RELEASE**

Contact:
Mark D. Gainer
Union National Financial Corporation
Chairman, President and Chief Executive Officer
(717) 519-8630

UNION NATIONAL FINANCIAL CORPORATION SETS DATE FOR SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON PROPOSED MERGER WITH DONEGAL FINANCIAL SERVICES CORPORATION

Lancaster, Pennsylvania; July 27, 2010.  Union National Financial Corporation (OTC Bulletin Board: UNNF.OB), the holding company for Union National Community Bank, announced today that it will convene a Special Meeting of Shareholders on September 16, 2010 to vote on its proposed merger with Donegal Financial Services Corporation, an affiliate of Donegal Group Inc. (Nasdaq:  DGICA; DGICB).  The holders of outstanding shares of common stock of record as of the close of business on July 29, 2010 are entitled to vote at the Special Meeting of Shareholders.  Proxy solicitation materials, including a proxy statement/prospectus, for the Special Meeting of Shareholders will be mailed on or about August 5, 2010.

This press release is not a proxy solicitation by Union National Financial Corporation.  Such solicitation shall be made only by means of the proxy statement/prospectus for the Special Meeting of Shareholders.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Donegal Group Inc.  Such offer and solicitation shall be made only by means of the proxy statement/prospectus for the Special Meeting of Shareholders.  The securities of Donegal Group Inc. are not federally-insured.